EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Debbie Nalchajian-Cohen

559-222-1322

CENTRAL VALLEY COMMUNITY BANCORP REPORTS

EARNINGS RESULTS FOR THE QUARTER AND YEAR

ENDED DECEMBER 31, 2007

FRESNO, CALIFORNIA…January 18, 2008… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $6,280,000, or $0.99 per diluted share, for the year ended December 31, 2007, compared to $6,911,000, or $1.07 per diluted share, for the same period in 2006, representing a decrease of $631,000 or 9.1% on a year over year basis.  Net income for 2006 included tax-exempt life insurance proceeds of $625,000 related to a former bank executive.

Return on average equity for the year ended December 31, 2007 was 12.13% compared to 15.17% for the same period of 2006.  This decrease is reflective of the overall increase in capital from the Company’s net income, and the exercise of stock options, net of the Company’s stock repurchase program.  Return on average assets was 1.32% for the year ended December 31, 2007 compared to 1.47% for the same period in 2006.

The Company’s net interest margin (fully tax equivalent basis) was virtually unchanged, decreasing by 5 basis points to 5.74% for the year ended December 31, 2007 from 5.79% for the year ended December 31, 2006.  The Company was able to maintain its net interest margin for 2007 notwithstanding decreases in Federal funds rates during the second half of 2007 coupled with the competition for deposits and liquidity that presented challenges for most financial institutions.

Net interest income before provision for credit losses for the year ended December 31, 2007 was $24,508,000 compared to $24,373,000 for the same period in 2006, representing an increase of $135,000 or 0.6%.  This increase was due primarily to the increase in total average earning assets of $5,196,000 or 1.2%, to $436,564,000 for the year ended December 31, 2007 from $431,368,000 for the year ended December 31, 2006, partially offset by an increase in the overall cost of our deposits.  Total average loans increased $27,385,000 or 9.0% to $331,459,000 for the year ended December 31, 2007 from $304,074,000 for the year ended December 31, 2006.  Total average investments decreased $22,449,000 or 17.9% to $103,253,000 for the year ended December 31, 2007 compared to $125,702,000 for the year ended December 31, 2006.  Average deposits were $417,691,000 for the year ended December 31, 2007 compared to $414,310,000 for the year ended December 31, 2006.  The overall cost of our deposits increased to 1.89% for the year ended December 31, 2007 compared to 1.50% for the year ended December 31, 2006.  The Company still maintains a favorable position relative to its peers in interest expense as 32.4% of its deposits are non-interest bearing.  As loan growth has outpaced deposit growth during 2007, the Company has utilized the proceeds from maturities and sales of investments to fund the growth in loans.

Non-interest income for the year ended December 31, 2007 was $4,518,000, compared to $5,177,000 for 2006, representing a decrease of $659,000 or 12.7%.  This decrease was mainly due to the receipt during 2006 of tax-exempt life insurance proceeds of $625,000 related to a former bank executive.  Non-interest expense for the year ended December 31, 2007 was $19,099,000 compared to the prior year of $18,541,000, representing an increase of $558,000 or 3.0%, mainly due to increased operating expenses associated with additional personnel,  the full year operations of the two branches and corporate headquarters opened in 2006, and the opening of our Modesto loan production office and relocation of our Kerman branch during 2007.

Asset quality continues to be strong.  The Company had total non-accrual loans of $179,000 at December 31, 2007, and none at December 31, 2006.  The Company does not expect any further losses on these loans due to government guarantees and a strong collateral position.  The Company had no Other Real Estate Owned at December 31, 2007 or 2006.  The Company is not involved in any sub-prime mortgage lending activities and the loan portfolio did not include any sub-prime mortgage loans at December 31, 2007 or 2006.  During the year ended December 31, 2007, the Company recorded a $480,000 pre-tax addition to the allowance for credit losses, compared to $800,000 for the same period in 2006.  The allowance for credit losses as a percentage of total loans was 1.14% at December 31, 2007 compared to 1.18% at December 31, 2006.

For the quarter ended December 31, 2007, the Company reported unaudited consolidated net income of $1,633,000, or $0.26 per diluted share, compared to $2,143,000, or $0.33 per diluted share for the same period of 2006, representing a decrease of 23.8% on a period over period basis.  Net income for the fourth quarter of 2006 included tax-exempt life insurance proceeds of $625,000 related to a former bank executive.  Comparing the quarter ended December 31, 2007 with the quarter ended September 30, 2007, net income increased 3.6% or $57,000 to $1,633,000 from 1,576,000, and diluted earnings per share increased to $0.26 from $0.25, respectively.

Annualized return on average equity for the fourth quarter of 2007 was 12.10% compared to 17.55% for the same period in 2006.  Annualized return on average assets was 1.36% for the fourth quarter of 2007 compared to 1.77% for the same period in 2006.

The Company’s net interest margin (fully tax equivalent basis) increased 4 basis points to 5.81% for the quarter ended December 31, 2007 from 5.77% for the quarter ended December 31, 2006.  Net interest income before provision for credit losses for the fourth quarter of 2007 was $6,224,000, compared to $6,259,000 for the same period in 2006, representing a decrease of $35,000 or 0.6%.  The decrease in net interest income is primarily the result of a decrease in average interest-earning assets, partially offset by a decrease in average interest-bearing liabilities.  Comparing the fourth quarters of 2007 with 2006, average interest-earning assets decreased 1.3% to $438,066,000 from $443,694,000, respectively.  Average loans increased 8.6% or $26,647,000 to $336,697,000 during the fourth quarter of 2007 compared to $310,050,000 for the same period in 2006.  Average investments decreased 24.4% or $32,128,000 to $99,633,000 for the fourth quarter of 2007 compared to $131,761,000 for the same period in 2006.  Average deposits were $418,298,000 for the fourth quarter of 2007 compared to $427,645,000 for the fourth quarter of 2006.

Non-interest income for the quarter ended December 31, 2007 decreased $511,000 or 30.4% compared to the same period in 2006.  This decrease was mainly due to the receipt during 2006 of tax-exempt life insurance proceeds of $625,000 related to a former bank executive.  Non-interest expense for the quarter ended December 31, 2007 decreased $293,000, or 5.8% compared to the same period in 2006.

“In 2007, the Company continued to have strong asset and loan quality with virtually no non-performing loans and no investments in sub-prime mortgages, while maintaining well-capitalized status as defined by the banking regulators.  2007 was the second highest earnings year in the Company’s 27-year history despite the competitive pressures for cost of deposits.  Additionally, loan growth continued to be strong throughout the year and the Company’s net interest margin exceeded that of most of our industry peers,” stated Daniel J. Doyle, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp.  Central Valley Community Bank currently operates 12 full-service offices in Clovis, Fresno, Kerman, Madera, Oakhurst, Prather, Sacramento, and has a loan production office in Modesto, California.  Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments.  Insurance services are offered through Central Valley Community Insurance Services LLC and investment services are provided by Investment Centers of America.  Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers, William S. Smittcamp, and Joseph B. Weirick.

More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at cvcb.com.

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Forward-looking Statements - Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

CENTRAL VALLEY COMMUNITY BANCORP

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,
(In thousands, except share amounts)	2007	2006

ASSETS
Cash and due from banks	$17,108	$23,898
Federal funds sold	14,536	24,218
Total cash and cash equivalents	31,644	48,116
Interest bearing deposits in other banks	—	323
Available-for-sale investment securities (Amortized cost of $84,139 at December 31, 2007 and $104,117 at December 31, 2006)	84,373	103,922
Loans, less allowance for credit losses of $3,887 at December 31, 2007 and $3,809 at December 31, 2006	337,241	318,853
Bank premises and equipment, net	5,767	4,655
Bank owned life insurance	6,723	6,146
Federal Home Loan Bank stock	2,022	1,891
Goodwill	8,934	8,934
Intangible assets	857	1,071
Accrued interest receivable and other assets	6,124	6,148
Total assets	$483,685	$500,059

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$128,120	$150,182
Interest bearing	274,442	290,445
Total deposits	402,562	440,627

Short-term borrowings	20,000	3,250
Long-term debt	—	—
Accrued interest payable and other liabilities	6,929	6,404
Total liabilities	429,491	450,281
Commitments and contingencies
Shareholders' equity:
Preferred stock, no par value: 10,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, no par value; 80,000,000 authorized; outstanding 5,975,316 at December 31, 2007 and 6,037,656 at December 31, 2006	12,481	14,007
Retained earnings	41,573	35,888
Accumulated other comprehensive gain (loss), net of tax	140	(117)
Total shareholders’ equity	54,194	49,778
Total liabilities and shareholders’ equity	$483,685	$500,059

CENTRAL VALLEY COMMUNITY BANCORP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	December 31,
For the years ended	2007	2006
(In thousands, except per share amounts)

Net interest income	$24,508	$24,373
Provision for credit losses	480	800
Net interest income after provision for credit losses	24,028	23,573
Total non-interest income	4,518	5,177
Total non-interest expenses	19,099	18,541
Provision for income taxes	3,167	3,298
Net income	$6,280	$6,911

Basic earnings per share	$1.05	$1.16
Diluted earnings per share	$0.99	$1.07

CENTRAL VALLEY COMMUNITY BANCORP

CONDENSED CONSOLDIATED STATEMENTS OF INCOME

(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
For the three months ended	2007	2007	2007	2007	2006
(In thousands, except per share amounts)

Net interest income	$6,224	$6,186	$6,130	$5,968	$6,259
Provision for credit losses	120	120	120	120	200
Net interest income after provision for credit losses	6,104	6,066	6,010	5,848	6,059
Total non-interest income	1,168	1,075	1,116	1,159	1,679
Total non-interest expenses	4,774	4,864	4,756	4,705	5,067
Provision for income taxes	865	701	751	850	528
Net income	$1,633	$1,576	$1,619	$1,452	$2,143

Basic earnings per share	$0.27	$0.26	$0.27	$0.24	$0.36
Diluted earnings per share	$0.26	$0.25	$0.25	$0.23	$0.33

CENTRAL VALLEY COMMUNITY BANCORP

SELECTED RATIOS

(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
For the three months ended	2007	2007	2007	2007	2006
(Dollars in thousands)

Allowance for credit losses to total loans	1.14%	1.13%	1.10%	1.12%	1.18%
Nonperforming loans to total loans	0.05%	—	0.03%	—	—
Total nonperforming assets	$179	$11	$86	$—	$—

Net interest margin (calculated on a fully tax equivalent basis)	5.81%	5.80%	5.69%	5.66%	5.77%

Return on average assets	1.36%	1.33%	1.35%	1.23%	1.77%
Return on average equity	12.10%	12.21%	12.67%	11.55%	17.55%